UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 6, 2016

DELCATH SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-16133	06-1245881
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1633 Broadway, Suite 22C, New York, New York

(Address of principal executive offices)

10019

(Zip code)

(212) 489-2100

(Registrant’s telephone number, including area code)

1301 Avenue of the Americas, 43rd Floor, New York, New York

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Securities Purchase Agreement

On June 6, 2016, Delcath Systems, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “SPA”) with certain investors named on the Schedule of Buyers attached to the SPA (each a “Buyer”) pursuant to which the Company has agreed to issue $35 million in principal face amount of senior secured convertible notes of the Company (the “Notes”) and related Series C Warrants (the “Series C Warrants”) to purchase additional shares of the Company’s common stock, par value $0.01 per share (“Common Stock”). The Buyers will purchase Notes and related Series C Warrants through payment of cash at an 8% original issue discount to the principal face amount.

The Notes will not bear any ordinary interest. However, interest shall commence accruing immediately upon the occurrence of, and shall continue accruing during the continuance of, an Event of Default (as described below), at 15% per annum and shall be computed on the basis of a 360-day year of twelve 30-day months and shall be payable, if applicable, in arrears for each calendar month on the first (1st) business day of each calendar month after any such interest accrues after an Event of Default. The Company will receive total proceeds from the issuance of the Notes and Series C Warrants of $32.2 million.

As security for the Company’s obligations under the Notes, $29.2 million of the total net cash proceeds will be subject to a cash covenant restricting its use and requiring it to be held in a Master Restricted Account (“Master Restricted Account”) established in accordance with and pursuant to the terms and conditions of an account control agreement between the Company, the Buyers and Silicon Valley Bank (a “Controlled Account Agreement”). Subsequently, $3.0 million of the restricted cash shall become unrestricted cash on the 20th trading day after the later of the stockholder approval of the transaction in accordance with NASDAQ rules (as described below), or the six-month anniversary of the closing date (such 20th trading day, the “Trigger Date”). Thereafter, the remaining $26.2 million of restricted cash will become unrestricted in equal quarterly installments starting the 30th trading day after the Trigger Date, such that the balance will become unrestricted by December 29, 2017, subject to satisfaction of certain conditions contained in the Notes.

We have agreed to seek stockholder approval of the issuance of the shares of Common Stock upon the conversion of the Notes and the exercise of the Series C Warrants at a meeting to be held no later than September 1, 2016 (the “Stockholder Meeting Deadline”).

The SPA contains customary representations and warranties of the Buyers and the Company regarding the purchase and sale, respectively, of the Notes and Series C Warrants. Under the SPA, the Company makes certain covenants including, but not limited to: (i) timely filing of its reports with the Securities and Exchange Commission (the “SEC”) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), (ii) provision of certain financial information to the Buyers, (iii) maintaining the listing of the shares of Common Stock on an eligible market, (iv) payment of certain fees of the Buyers, (v) maintaining a share reserve of the Common Stock for issuance upon conversion of the Notes and exercise of the Warrants of no less than (A) 7,034,564 shares of Common Stock if on or prior to the earlier to occur of (x) the meeting of stockholders of the Company which shall be held no later than the Stockholder Meeting Deadline and (y) the date the stockholders approve resolutions providing for the approval of the issuance of all of the Securities (as defined below) (the “Stockholder Approval Date”), or (B) thereafter, 150% of (I) the maximum number of shares of Common Stock issuable upon conversion of the Notes then outstanding and (II) the maximum number of shares issuable upon exercise of all the Series C Warrants then outstanding. In addition, for as long as any Notes or Series C Warrants remain outstanding, the Company will not enter into or affect certain types of public offerings or private placements of equity securities (“Subsequent Placements”) if such Subsequent Placement would cause the Company to be required to issue upon conversion of any Notes or exercise of any Series C Warrant any shares of Common Stock in excess of that number of shares of Common Stock which the Company may issue upon such conversion without breaching the Company’s obligations under the rules or regulations of the principal market upon which the Common Stock is then traded and, until the Notes and all notes issued pursuant to the terms of the SPA are no longer outstanding, the Company will not effect any stock combination, reverse stock split or other similar transaction, except for a reverse stock split to be submitted for stockholder approval at the Company’s 2016 annual meeting of stockholders, without the prior written consent of the Required Holders (as defined in the SPA).

The SPA also provides that the Company shall give the Buyers the opportunity to participate in up to 35% of any Subsequent Placement.

The closing of the transactions contemplated by the SPA is expected to occur by June 10, 2016, subject to the satisfaction or waiver of certain closing conditions.

Senior Secured Convertible Notes

The Notes will be represented by a form of senior secured convertible note attached to the SPA as Exhibit A. In addition to the terms and conditions of the Notes as described above, the Notes provide that the Company will repay the principal amount of Notes in equal monthly installments beginning seven (7) months after the original date of issuance (each a “Installment Date”). On each Installment Date, assuming the equity conditions described below are met, the installment payment shall be converted into shares of Common Stock, provided however that the Company may elect prior to any Installment Date to pay all or a portion of the installment amount in cash.

With respect to any given date of determination, the “Equity Conditions” include:

(i) on each day during the previous thirty (30) calendar days the shares of Common Stock into which such Notes are convertible (the “Underlying Securities”) shall be eligible for sale pursuant to Rule 144 promulgated under the 1933 Act (or a successor rule thereto) (collectively, “Rule 144”) and the Company has not failed to satisfy the requirements of Rule 144(c)(1) of the 1933 Act (“Current Public Information Failure”);

(ii) on each day during such thirty (30) day period (or such other period as set forth in the Notes) (the “Equity Conditions Measuring Period”), the Common Stock (including all Underlying Securities) is listed or designated for quotation on an eligible market and, subject to limited exceptions, shall not have been suspended from trading on an eligible market nor shall delisting or suspension by an eligible market have been threatened or reasonably likely to occur or pending;

(iii) during the Equity Conditions Measuring Period, the Company shall have delivered all shares of Common Stock issuable upon conversion of the Notes on a timely basis and all other shares of capital stock required to be delivered by the Company on a timely basis as set forth in the other transaction documents;

(iv) any shares of Common Stock to be issued in connection with the event requiring determination (or otherwise issuable pursuant to the terms of the Note) may be issued in full without violating the rules or regulations of the eligible market on which the Common Stock is then listed or designated for quotation (as applicable);

(v) on each day during the Equity Conditions Measuring Period, no public announcement of a pending, proposed or intended Fundamental Transaction (as defined in the Notes) shall have occurred which has not been abandoned, terminated or consummated;

(vi) the holder of the Note shall not be in (and no other holder of Notes shall be in) possession of any material, non-public information provided to any of them by the Company, any of its subsidiaries or any of their respective affiliates, employees, officers, representatives, agents or the like;

(vii) on each day during the Equity Conditions Measuring Period, the Company otherwise shall have been in compliance with each, and shall not have breached any representation or warranty in any material respect (other than representations or warranties subject to material adverse effect or materiality, which may not be breached in any respect) or any covenant or other term or condition of any transaction document, including, without limitation, the Company shall not have failed to timely make any payment pursuant to any transaction document;

(viii) as of such applicable date of determination , (A) the aggregate daily dollar trading volume of the Common Stock on at least fifteen (15) trading days during the twenty (20) trading day period ending on the trading day immediately preceding such date of determination and on each of the last three (3) trading days in such period (the “Equity Conditions Ending Period”), is not less than (I) $50,000 during the period beginning on the six-month anniversary of the issuance date (the “Start Date”) through and including the thirtieth (30th) calendar day thereafter, (II) $100,000 during the period beginning on the thirty-first (31st) calendar day after the Start Date through and including the ninetieth (90th) calendar day after the Start Date (except that the aggregate daily dollar trading volume during the Equity Conditions Ending Period shall be not less than $75,000) and (II) $150,000 thereafter (except that the aggregate daily dollar trading volume during the Equity Conditions Ending Period shall be not less than $100,000) or (B) the volume-weighted average price of the Common Stock on any trading day during the twenty (20) trading day period ending on the trading day immediately preceding such date of determination has not failed to exceed (I) if prior to the first reverse stock split after the issuance date, $0.10 (as adjusted for stock splits, stock dividends, stock combinations, recapitalizations or other similar transactions occurring after the subscription date) or (II) if on or after the first reverse stock split occurring after the issuance date, $0.50 (which includes the adjustment for the first reverse stock split after the issuance, but remains subject to adjustment for any other stock splits, stock dividends, stock combinations, recapitalizations or other similar transactions occurring after the subscription date);

(ix) on the applicable date of determination (A) while any of the Notes remain outstanding the Company has a sufficient number of authorized and unreserved shares of Common Stock to satisfy its obligation to reserve for issuance upon conversion of the Notes a number of shares of Common Stock equal to at least 150% of the number of shares of Common Stock as shall from time to time be necessary to effect the conversion of all of the Notes then outstanding (the “Required Reserve Amount”), and all shares of Common Stock to be issued in connection with the event requiring this determination (or otherwise issuable pursuant to the terms of the Note) are available under the certificate of incorporation of the Company and reserved by the Company to be issued pursuant to the Notes and (B) all shares of Common Stock to be issued in connection with the event requiring this determination (or otherwise issuable pursuant to the terms of the Note) may be issued in full without resulting in the Company’s failure to maintain the Required Reserve Amount;

(x) on each day during the Equity Conditions Measuring Period, there shall not have occurred and there shall not exist an Event of Default (as described below) or an event that with the passage of time or giving of notice would constitute an Event of Default; and

(xi) the shares of Common Stock issuable pursuant to the event requiring the satisfaction of the Equity Conditions are duly authorized and listed and eligible for trading without restriction on an eligible market.

The price at which the Company will convert the installment amounts is equal to the lowest of (i) the then prevailing conversion price as described below and (ii) initially 85% of the arithmetic average of the lower of (x) the three lowest daily weighted average prices of the Common Stock during the twenty (20) consecutive trading day period ending on the trading day immediately preceding the Installment Date and (y) the weighted average price of the Common Stock on the trading day immediately preceding the Installment Date; provided that the amount determined in this clause (ii) shall in no event be less than $0.05.

Any holder of a Note may by notice to the Company accelerate up to three future installment payments to any applicable Installment Date, in which case the Company will deliver shares of Common Stock for the conversion of such accelerated payments. The holder of a Note may also by notice to the Company defer any installment payment to a later Installment Date.

At any time after the issuance of the Notes, the Notes will be convertible at the election of the holder into shares of our Common Stock at a conversion price (“Conversion Price”) equal to 110% of the quotient of (i) the sum of the volume-weighted average price of the Common Stock on each of the three (3) consecutive trading days ending and including the trading day ended immediately preceding the issuance date, divided by (ii) three (3), subject to adjustment as provided in the Notes. Conversion of the Notes is subject to a blocker provision which prevents any holder from converting into shares of Common Stock if its beneficial ownership of the Common Stock would exceed 4.99% (subject to adjustment not to exceed 9.99%) of our issued and outstanding Common Stock. Further, prior to the Company receiving the stockholder approval required under NASDAQ rules, conversion of all Notes is limited to 19.99% of the Company’s issued and outstanding Common Stock on the date of closing, with Series C Warrants not being exercisable at all until necessary stockholder approval has been obtained. The conversion price is subject to certain adjustments upon the occurrence of certain corporate events, including stock splits and dividends, upon the occurrence of an Event of Default (as defined in the Notes, and further described below) and as deemed appropriate by the Company’s Board of Directors with the prior written consent of certain required holders of Notes.

At any time after the earlier of (i) March 31, 2017 and (ii) the date at least an aggregate of $18 million has been released to the Company from the Master Restricted Account, so long as there has been no failure of the Equity Conditions during the applicable measurement periods, the Company will have the right to redeem all, but not less than all, of the conversion amount then remaining under the Notes at a price equal to 100% of the conversion amount being redeemed.

Under the Notes, the holders will have certain rights upon an Event of Default. Such rights include (i) the right to require the Company to redeem all or any portion of the Notes by delivery of written notice thereof to the Company, subject to certain requirements set forth in the SPA and (ii) receipt of payment in cash of an amount equal to (a) the remaining principal amount of the Notes, accrued and unpaid interest and accrued and unpaid Late Charges (as defined in the Notes) on such principal and interest, multiplied by (b) the redemption premium, equal to 118%, in addition to any and all other amounts due thereunder.

“Event of Default” includes, but is not limited to (and subject to the ability to cure in certain instances): (i) the suspension from trading or the failure of the Common Stock to be traded or listed on an eligible market for a period of five (5) consecutive trading days; (ii) the Company’s (x) failure to cure conversion failures or a delivery failure by delivery of the required number of shares of Common Stock within five (5) trading days after the applicable conversion date or exercise date, as the case may be or (y) notice, written or oral, to any holder of the Notes or Series C Warrants, of its intention not to comply, as required, with a request for conversion of any Notes into shares of Common Stock, subject to certain exceptions as set forth in the Notes, or a request for exercise of any Series C Warrants for shares of Common Stock in accordance with the provisions of the Warrant; (iii) at any time following the tenth (10th) consecutive day that the holder’s Authorized Share Allocation (as defined in the Notes) is less than (A) the number of shares of Common Stock that any holder would be entitled to receive upon a conversion of the full conversion amount of the Note and (B) the number of shares of Common Stock that any holder would be entitled to receive upon exercise in full of such holder’s Series C Warrants; (iv) the Company’s or any of its subsidiaries’ failure to pay to any holder of Notes any amount of principal, interest, late charges or other amounts due under the Notes or any other transaction document or any other agreement, document, certificate or other instrument delivered in connection with the transactions contemplated thereby, subject to certain exceptions set forth in the Notes; (v) the Company’s failure to remove any restrictive legend on any certificate or any shares of Common Stock issued to any holder upon conversion or exercise, as the case may be, of any Note, Common Stock issuable pursuant to the terms of the Notes (upon conversion or otherwise), Series C Warrant or Common Stock issuable upon exercise of any Series C Warrants (“Warrant Shares”) (collectively “Securities”) acquired by any holder under the SPA as and when required by such Securities or the SPA, unless otherwise then prohibited by applicable federal securities laws, and any such failure remains uncured for at least five (5) days; (vi) the occurrence of any default under, redemption of or acceleration prior to maturity of at least an aggregate of $50,000 of indebtedness of the

Company or any of its subsidiaries, other than with respect to any other Notes; (vii) bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings instituted by or against the Company or any of its subsidiary and, if instituted against the Company or any subsidiary by a third party, shall not be dismissed within thirty (30) days of their initiation; (viii) subject to certain limitations, a final judgment or judgments for the payment of money aggregating in excess of $50,000, individually or in the aggregate, not covered by insurance or an indemnity from a credit worthy party; (ix) the Company and/or any subsidiary, individually or in the aggregate, either (A) fails to pay, when due, or within any applicable grace period, any payment with respect to any indebtedness in excess of $50,000 due to any third party, subject to certain exceptions, or is otherwise in breach or violation of any agreement for monies owed or owing in an amount in excess of $50,000, which breach or violation permits the other party thereto to declare a default or otherwise accelerate amounts due thereunder, or (B) suffer to exist any other circumstance or event that would, with or without the passage of time or the giving of notice, result in a default or event of default under any agreement binding the Company or any subsidiary that would or is likely to have a material adverse effect on the business, assets, operations, liabilities, properties, condition or prospects of the Company or any of its subsidiaries, individually or in the aggregate; (x) breaches of the representations, warranties, covenants or other terms or conditions of any transaction documents , except for those which are curable and only if such breach remains uncured for a period of five (5) consecutive trading days; (xi) a false or inaccurate certification by the Company that either (A) the Equity Conditions are satisfied, (B) there has been no Equity Conditions Failure (as defined in the Notes), or (C) as to whether any Event of Default has occurred; (xii) the occurrence of any Material Adverse Effect (as described in the Notes); (xiii) any material provision of any transaction document ceases to be valid and binding on or enforceable against the parties thereto, or a proceeding is commenced by the Company or any subsidiary or governmental authority having jurisdiction over any of them, seeking to establish the invalidity or unenforceability thereof, or the Company or any subsidiary denies in writing that it has any liability or obligation purported to be created under any transaction document; (xiv) any security documents and agreements entered into in connection with the Notes (collectively, the “Security Documents”) shall for any reason, subject to certain exceptions, fail or cease to create a separate valid and perfected and first priority lien on the Collateral (as defined below) in favor of the Collateral Agent (as defined below) or any material provision of such Security Documents shall at any time for any reason cease to be valid and binding on or enforceable against the Company or the validity or enforceability thereof shall be contested by any party thereto; or (xv) any Event of Default occurs with respect to any other Notes.

The Notes will also provide the holders with certain rights, and the Company with certain obligations, upon the occurrence of a fundamental transaction, including but not limited to the obligation of the Company or successor entity to offer to redeem the Notes for an 18% premium in connection with a change of control and the obligation of a successor entity to assume the Company’s obligations thereunder.

The Company will make certain negative covenants in the Notes, pursuant to which the Company agrees not to, and will cause each of its subsidiaries not to: (a) incur or guarantee, assume or suffer to exist any indebtedness, other than permitted indebtedness; (b) allow or suffer to exist any mortgage, lien, pledge, charge, security interest or other encumbrance upon or in any property or assets of the Company or any of its subsidiaries other than permitted liens; (c) redeem, defease, repurchase, repay or make any payments in respect of, by the payment of cash or cash equivalents all or any portion of any indebtedness other than the Notes if at the time such payment is due or is otherwise made or, after giving effect to such payment, an Event of Default has occurred and is continuing; (d) redeem, repurchase or declare or pay any cash dividend or distribution on any of its capital stock; (e) permit any indebtedness of the Company or its subsidiaries to mature or accelerate prior to the ninety-one (91) calendar day anniversary of the maturity date; (f) make any changes in the nature of its business nor modify the Company’s or any of its subsidiaries’ corporate structure or purpose; or (g) issue any Notes or any other securities that would cause a breach or default under the Notes or the Series C Warrants.

The Company will make certain affirmative covenants in the Notes, pursuant to which the Company agrees to, and will cause each of its subsidiaries to: (a) maintain and preserve its existence, rights and privileges, and become or remain, and cause each of its subsidiaries to become or remain, duly qualified and in good standing in each jurisdiction in which the character of the properties owned or leased by it or in which the transaction of its business makes such qualification necessary; (b) maintain and preserve all of its properties which are necessary or useful in the proper conduct of its business in good working order and condition, ordinary wear and tear excepted, and comply, and cause each of its subsidiaries to comply, at all times with the provisions of all leases to which it is a party as lessee or under which it occupies property, so as to prevent any loss or forfeiture thereof or thereunder; (c) maintain all of its intellectual property rights that are necessary or material to the conduct of its business; and (d) maintain insurance with responsible and reputable insurance companies or associations with respect to its properties and business, in such amounts and covering such risks as is required by any governmental authority having jurisdiction with respect thereto or as is carried generally in accordance with sound business practice by companies in similar businesses similarly situated.

Series C Warrants

In connection with the issuance of the Notes under the SPA, the Company will also issue Series C Warrants, in the form attached to the SPA as Exhibit B, exercisable to acquire 85% of the number of shares of Common Stock into which the Notes are initially convertible. On December 31, 2017, the number of Warrant Shares issuable upon exercise of the Series C Warrants will be increased by such number of Warrant Shares equal to 75% of the difference of (i) the quotient of (A) the product of (x) the exercise price as of the date of issuance (as adjusted for certain events) multiplied by (y) the number of Warrant Shares as of the date of issuance (as adjusted for certain events), divided by (B) the volume-weighted average price of the Common Stock on the maturity date, less (ii) the number of Warrant Shares as of the date of issuance (as adjusted for certain events).

Each Series C Warrant will be exercisable by the holder beginning one year after the closing date and continuing for a period of five years thereafter. Each Series C Warrant will be exercisable initially at an exercise price equal to 110% of the conversion price of the Notes, subject to adjustments for certain dilutive events. Nevertheless, prior to the Company receiving the stockholder approval required under NASDAQ rules, conversion of all Notes is limited to 19.99% of the Company’s issued and outstanding Common Stock on the date of closing, with Series C Warrants not being exercisable at all until necessary stockholder approval has been obtained.

The Series C Warrants are exercisable on a cashless basis to the extent that the issuance of the underlying shares is not covered by an effective registration statement under the Securities Act.

Security Agreement

Pursuant to the SPA and the Notes, the Company will enter into a Security and Pledge Agreement (the “Security Agreement”) with the lead investor, in its capacity as collateral agent (in such capacity, the “Collateral Agent”) for all holders of the Notes. The Security Agreement creates a first priority (subject to Permitted Liens (as defined in the Notes)) security interest in all of the personal property (other than Excluded Collateral (as defined in the Security Agreement) of the Company of every kind and description, tangible or intangible, whether currently owned and existing or created or acquired in the future (the “Collateral”), as security for the Secured Obligations (as defined in the Security Agreement).

Under the Security Agreement, the Company will agree to certain conditions on its maintenance and use of the Collateral, including but not limited to the location of equipment and inventory, the condition of equipment, the payment of taxes, the maintenance of insurance, the protection of intellectual property rights, and limitations on transfers and sales.

Upon the occurrence and during the continuance of an Event of Default under the Notes, the Collateral Agent will have certain rights under the Security Agreement including taking control of the Collateral pursuant to applicable law governing the rights and remedies of secured creditors and, in certain circumstances, selling the Collateral to cover Secured Obligations owed to the holders of the Notes.

The above is a summary of the material terms and conditions of the SPA, the Notes, the Warrants and the Security Agreement and is qualified in its entirety by the full terms and conditions of such agreements which are attached hereto as Exhibits 10.1 through 10.4 and are hereby incorporated by reference.

Item 8.01 Other Events.

On June 7, 2016, the Company issued a press release announcing its entry into the SPA and the transactions contemplated thereby. A copy of such press release is attached hereto as Exhibit 99.1 and is hereby incorporated by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Securities Purchase Agreement

10.2	Form of Senior Secured Convertible Note, filed as Exhibit A to the Securities Purchase Agreement

10.3	Form of Warrant, filed as Exhibit B to the Securities Purchase Agreement

10.4	Form of Security and Pledge Agreement, filed as Exhibit C to the Securities Purchase Agreement

99.1	Press Release dated June 7, 2016

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DELCATH SYSTEMS, INC.

Date: June 7, 2016	By:	/s/ Jennifer Simpson
	Name:	Jennifer Simpson
	Title:	President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Securities Purchase Agreement

10.2	Form of Senior Secured Convertible Note, filed as Exhibit A to the Securities Purchase Agreement

10.3	Form of Series C Warrant, filed as Exhibit B to the Securities Purchase Agreement

10.4	Form of Security and Pledge Agreement, filed as Exhibit C to the Securities Purchase Agreement

99.1	Press Release dated June 7, 2016